Corel - Inprise/Borland Merger to Create Linux Powerhouse
    Will Provide Customers with Linux Operating System, Applications and
                              Developer Tools

 NEW YORK, FEBRUARY 07, 2000 - Corel Corporation (NASDAQ: CORL TSE: COR) and Inprise/Borland Corporation (NASDAQ: INPR) today announced that they have entered into a definitive merger agreement. Upon completion of the merger, the combined organization, called Corel, will be a Linux powerhouse, offering a single source for end-to-end solutions encompassing all major platforms as well as a range of productivity applications, development tools, and professional services. The valuation for the entire transaction is approximately US$2.44 billion. Corel is one of the world's largest developers of business productivity, graphics and operating systems solutions. Inprise/Borland Corporation is a leading provider of Internet access infrastructure and application development tools and services.

 In 1999, the two companies had total revenues of US$418 million and currently have over US$200 million in cash. The merger will be accounted for as a purchase transaction under Canadian GAAP and is expected to be accretive to Corel's cash earnings per share before the amortization of goodwill.

 THE AGREEMENT

 Upon completion of the merger, Inprise/Borland will operate as a wholly-owned subsidiary of Corel. Dr. Michael Cowpland will remain as President, CEO and a director of the corporation. Dale Fuller, Inprise/Borland's interim President and CEO, will be appointed as Chairman of Corel's Board of Directors. The operations of the combined entity will be headquartered in Ottawa, with the Inprise/Borland operations remaining in its current Silicon Valley locations. The combined businesses will have a presence in over 100 countries.

 Under the terms of the agreement, Inprise/Borland shareholders will receive
 0.747 Corel common shares for each share of Inprise/Borland common stock held. As a result of the merger, Corel expects to issue approximately 53.7 million common shares in the aggregate, in exchange for Inprise/Borland's outstanding shares.

 Based on the closing price of US$20.00 per share of Corel as of February 4, 2000, this represents a value of $14.94 per share of Inprise/Borland, giving a US$2.44 billion valuation for the entire transaction, on a fully diluted basis. Upon closing of the transaction, Inprise/Borland shareholders will own approximately 44 percent of Corel, with the balance being held by Corel's current shareholders. The boards of directors of both companies have approved the transaction.

 THE PARTNERS

 "This merger enables us to offer global servicing support, end-to-end product solutions and continuing service to all of our shared customers," said Corel president Michael Cowpland. "And with Inprise/Borland's leadership in the software development community and Corel's Linux desktop operating system and productivity applications, we have an extraordinary opportunity to reach all facets of the exploding Linux market."

 "This is about responding to and leading the rapidly changing face of computing," said Inprise/Borland president Dale Fuller. "Mike and I have a shared vision: To lead in the development of Linux and other emerging technologies that will bridge and accelerate the value of the Internet, to the world. Together, we're already well along this path. With our combined base of 55 million customers u including small to medium enterprise customers, desktop client customers, and enterprise developers u our technologies will enable our customers to migrate to Linux faster."

 The two companies share a dedication to innovation, high quality products and services, and a commitment to providing solutions for the Linux environment. With one of the largest teams of Linux developers, the combined organization will be able to deliver more powerful solutions faster.

 The merger will allow the combined companies to provide a roadmap to the future by offering training, education, and migration paths so customers
 can fully exploit the power of Linux-based Internet solutions.   Both
 companies will also continue to provide support for open standards, ensuring compatibility across Linux, Windows and Solaris platforms and applications.

 The combined businesses will benefit from shared resources in research and development, sales and marketing, thus allowing the combined Company to reduce expenses through the elimination of duplicated resources in their global retail and corporate channels.

 The Move to Linux

 Linux is a powerful operating system that runs on hardware ranging from PCs and Macs to Alphas and more. Linux is being used by a fast-growing number of programmers worldwide as a platform for running Internet servers and software applications. International Data Corporation (IDC), a Massachusetts-based industry research organization, forecasts that the Linux operating environment, including both client and server, will grow at a compound annual rate of greater than 25 percent through 2003.

 Corel's work on the Linux operating system grew out of its earlier efforts developing software for the Unix operating system. With the release of WordPerfect 8 for Linux in December 1998, Corel firmly established itself as a leading software developer for the open source operating system. Corel also developed the first Linux operating system (OS) built specifically for the desktop.

 Also a leading innovator for the Linux community, Inprise/Borland provides the tools to create world-class enterprise applications for the Linux operating system. Most recently, Inprise/Borland announced a free download of JBuilder 3 Foundation, a pure Java development environment for Linux; Kylix, planned to be one of the first rapid-application development (RAD) tools for the Linux platform, is scheduled to be available in mid-2000; and a free download of the Linux Just-In-Time (JIT) compiler.

 The merger is subject to certain customary conditions, including shareholder approval from Inprise/Borland and Corel, compliance with the Hart-Scott-Rodino Antitrust Improvements Act, and certain other regulatory filings and approvals. The transaction, which is expected to close in the late spring and is expected to be tax-free to Inprise/Borland shareholders.

 COREL CORPORATION is an internationally recognized developer of award-winning business productivity, graphics and operating system solutions on the Windowsregistered trademark, Linuxregistered trademark, UNIXregistered trademark, Macintoshregistered trademark and Javatrademark platforms. Corel also develops market-leading, Web-based solutions including applications, contents, e-commerce and online services. For access to these services and more information go to www.Corel.com or www.Corelcity.com. Corel is headquartered in Ottawa. Corel's common stock trades on the NASDAQ Stock Market under the symbol CORL and on the Toronto Stock Exchange under the symbol COR.

 INPRISE/BORLAND CORPORATION is a leading provider of Internet access infrastructure tools and services for all major platforms, including Linux, Solaris and Windows. Founded in 1983, Inprise/Borland is headquartered in the Silicon Valley, California, with operations worldwide. To learn more, visit Inprise/Borland at www.borland.com, or the community web site at http://community.borland.com or call the company at (800) 632-2864.

 FORWARD-LOOKING STATEMENTS: This press release contains statements that are forward looking as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These statements are based on current expectations that are subject to risks and uncertainties. Actual results will differ due to factors such as shifts in customer demand, product shipment schedules, product mix, competitive products and pricing, technological shifts and other variables. Readers are referred to Corel Corporation's and Inprise/Borland Corporation's most recent reports filed with the Securities and Exchange Commission.

 Investors and security holders are advised to read the joint proxy statement/prospectus regarding the business combination transaction referenced in the foregoing information, when it becomes available, because it will contain important information. The joint proxy statement/prospectus will be filed with the Securities and Exchange Commission by Inprise Corporation and Corel Corporation. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other documents filed by Inprise Corporation and Corel Corporation with the Commission at the Commission's web site at www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained for free from Inprise Corporation by directing such request to: Inprise Corporation, 100 Enterprise Way, Scotts Valley, California 95066-3249, Attention:
 Investor Relations, telephone: (831) 431-1000, e-mail:
 investor@inprise.com.

 Corel and the Go Further logo are trademarks or registered trademarks of Corel Corporation or Corel Corporation Limited. Linux is a registered trademark of Linus Torvalds. UNIX is a registered trademark of The Open Group. Inprise product names are trademarks or registered trademarks of Inprise Corporation trademarks of the parties using such names. All other product names are trademarks of their respective companies. All other brands and products referenced herein are the trademarks or registered trademarks of their respective holders.

 To participate in the live audio Webcast please visit www.corel.com or www.inprise.com. Webcast starts at 11:30 am EST Monday, February 7, 2000. RealPlayerregistered trademark is required.

 MEDIA CONTACT LIST:

 COREL:                        INPRISE/BORLAND:

 CANADIAN PRESS                Jacki Decoster of TSI Communications
 Stefania Allevato             650-635-0200 (Ext. 207)
 613-728-0826 (Ext. 5003)      Jdecoster@tsicomm.com
 613-286-0197 (Cellular)
 stefaniaa@corel.ca            Barbara Hagin of TSI Communications
                               650-635-0200 (Ext. 212)
 U.S. PRESS                    Bhagin@tsicomm.com
 Ainley Marcinyk
 613-728-0826 (Ext. 1085)
 613- 291-4847 (cellualar)
 ainleym@corel.ca

 INDUSTRY ANALYSTS

 Daniela Gaudert
 613-728-0826 (Ext. 1333)
 613-797-8215 (Cellular)
 danielag@corel.ca

 INVESTOR RELATIONS
 John Hladkowicz
 613-728-0826 (Ext. 1194)
 613 u762-7835 (Cellular)
 johnh@corel.ca

 Rachel Douglas
 613-728-0826 (Ext 1680)
 racheld@corel.ca